June 9, 1998




IDM Environmental Corp.
396 Whitehead Avenue
South River, New Jersey 08882

         Re:      Form S-3 Registration Statement

Gentlemen:

     You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of IDM Environmental Corp. (the "Company") covered by a Form S-3 Registration Statement, as amended through the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

     1. Up to 5,800,000 shares of common stock, $.001 par value (the "Shares") issuable upon conversion of, or otherwise with respect to, (i) 3,600 shares of Series C Convertible Preferred Stock (the "Series C Preferred Shares"), (ii) 2,350,000 $3.75 warrants (the "$3.75 Warrants"), (iii) 1,270,000 $4.50 warrants issued pursuant to the terms of certain lock-up agreements (the "Lock-Up Warrants"), (iv) 266,875 $6.00 Warrants, and (v) 266,875 $6.75 Warrants (the $6.00
          Warrants and $6.75 Warrants are referred to herein, collectively, as the "Reload Warrants").

     In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Series C Preferred Shares, the $3.75 Warrants, the Lock-Up Warrants, the Reload Warrants, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

     Based on the  foregoing,  it is our opinion  that,  after the  Registration
Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

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IDM Environmental Corp.
June 9, 1998
Page 2

     We hereby consent to the filing of this opinion with Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                                   Sincerely,

                                                   VANDERKAM & SANDERS

                                                   /s/ Vanderkam & Sanders